PURCHASE AGREEMENT

This Purchase (the “Agreement”) is made and entered into as of October 05, 2018, and effective as of October 01, 2018, between Quest Solution, Inc., a Delaware corporation (the “Buyer” or “Company”), and Walefar Investments, Ltd. (“Walefar”), and Campbeltown Consulting, Ltd., (“Campbeltown”), (Walefar and Campbeltown are collectively referred to as the “Sellers”). Each of the Buyer and Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

R E C I T A LS

WHEREAS, the Sellers collectively own 100% of the capital stock of HTS Image Processing, Inc., a Delaware company (“HTS”);

WHERAS, HTS is in the business of image processing and machine vision based solutions, delivering value added vehicle data for automation, revenue control, and security applications.

WHEREAS, the Board of Directors of the Company, upon recommendation of the Special Committee of the Board, has determined that a purchase of HTS by the Buyer is advisable, fair to and in the best interests of the Company, and its stockholders and, accordingly, have approved the purchase of HTS by the Company.

WHEREAS, the Transaction is intended to comply with Section 368(A) of the Internal Revenue Code of 1986 and be a tax free exchange to the Sellers.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Parties to this Agreement, and in light of the above recitals to this Agreement, the Parties to this Agreement hereby agree as follows:

1. The Purchase.

1.1 The Purchase. Subject to the terms and conditions of this Agreement, the Buyer shall purchase 100% of the capital stock of HTS (the “HTS Stock” or “Shares”) from the Sellers in accordance with Delaware law (the “Transaction”).

1.2 Effective Time. The sale shall become effective upon the transfer of 100% of the HTS Stock. The time at which the Transaction shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

1.3 Purchase Consideration. The aggregate consideration to be paid by the Buyer to the Sellers in exchange for the HTS Stock shall be an amount of shares of the Company’s common stock (the “Share Consideration”), having a value of $7,000,000 based on the average closing price of the common stock for the 20 days’ preceding the closing of the Transaction (the “Per Share Value”), and up to $1,000,000 in the form of cash and a promissory note as attached as Exhibit A (the “Cash Consideration”). The Stock Consideration and this Cash Consideration is collectively referred to as the “Consideration.” The $7.0 million payable in stock shall be adjusted by the Net Working Capital (AR + inventory + cash – AP - $20,000 for audit fees) which includes approximately $1,000,000, which is payable to the Buyer and reduced by the amount of money owed by HTS to banks and other financial institutions in the amount of $2,019,207, as set forth on Schedule 1.3 hereto, and increased by the cash amount balance as of the date hereof to comply with Enterprise Value calculation.

2. Closing and Further Acts.

2.1 Time and Place of Closing. Upon satisfaction or waiver of the conditions set forth in this Agreement, the closing of the Transaction (the “Closing”) will take place in New York, New York at 11:00 a.m. (local time) on the date that the Parties may mutually agree in writing, but in no event later than October 31, 2018 (the “Closing Date”), unless extended by mutual written agreement of the Parties.

2.2 Actions at Closing. At the Closing, the following actions will take place:

(a) Buyer will deliver to the Sellers the Consideration as modified for the Consideration Adjustment.

(b) HTS will deliver to Buyer copies of necessary resolutions of the Board of Directors of HTS authorizing the execution, delivery, and performance of this Agreement and the other agreements contemplated by this Agreement, which resolutions shale be valid and in full force and effect.

(c) Buyer will deliver to the Sellers copies of corporate resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated by this Agreement, which resolutions shall be valid and in full force and effect.

(d) Sellers will deliver to the Buyer true and complete copies of HTS’ Certificate of Incorporation and a Certificate of Good Standing from the Secretary of State of Delaware, which articles and certificate of good standing are dated not more than five (5) days prior to the Closing Date.

(e) Delivery of any additional documents or instruments as a party may reasonably request or as may be necessary to evidence and effect the Purchase.

2.3 Actions Pre-Closing. Sellers and HTS will at all times prior to and after the Closing cooperate fully with the Buyer and Buyer’s officers, directors, representatives, accountants and lawyers to enable the Buyer to prepare and have audited all financial statements deemed necessary by the Buyer to comply with all of its reporting obligations with the Securities and Exchange Commission, including without limitation the preparation and filing of its Reports on Form 8-K within four (4) business days after the Closing, without audited financial statements, and to file an amendment to the Form 8-K to include HTS’ audited financial statements within seventy-one (71) days after the Closing, subject to the provisions of Section 3.4 of this Agreement.

2.4 Actions Post Closing. Sellers will at all times after the Closing cooperate fully with the Buyer and Buyer’s officers, directors, representatives, accountants and lawyers to complete the preparation and audit of all financial statements of HTS deemed necessary or appropriate by the Buyer, and to enable the Buyer to comply with all of its reporting obligations with the Securities and Exchange Commission.

2.5 Costs of Financial Audit of HTS. Buyer will bear the costs of the audits of HTS’ financial statements, except that the Sellers will reimburse the Buyer for the total cost of the audits, as invoiced by the auditor, if any of the following events occur: (i) the audits cannot be completed due to the lack of reasonable cooperation from the Sellers, HTS, or HTS’ personnel, or (ii) the audited financials and records of HTS are, in the opinion of the certified auditors, materially and adversely different than those presented to the Buyer prior to the date of this Agreement, or (iii) the Sellers or HTS are otherwise in materially breach this Agreement. With the exception of possible audit fee reimbursement, under no circumstances will either the Buyer or the Sellers be due any termination expenses in connection with this Agreement.

3. Representations and Warranties of HTS and Sellers.

Except as set forth on the Disclosure Schedules, attached hereto and made a part hereof, HTS and the Sellers represent and warrant, jointly and severally, as of the date hereof, to the Buyer as follows:

3.1 Power and Authority; Binding Nature of Agreement. HTS and Sellers have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery, and performance of this Agreement by HTS have been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other Parties hereto, this Agreement is a valid and binding obligation of HTS and the Sellers, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights, and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

3.2 Subsidiaries. Other than the Subsidiaries, HTS is the owner of all of the capital stock of the entities listed on Schedule 3.2. There is no corporation, general partnership limited partnership, joint venture, association, trust or other entity or organization that HTS directly or indirectly controls or in which HTS directly or indirectly owns any equity or other interest.

3.3 Good Standing. HTS and each of the Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

3.4 Financial Statements. HTS has delivered to the Buyer the following unaudited financial statements, if applicable, prior to the Closing (the “HTS Financial Statements”): the unaudited statement of operations and balance sheet of HTS for the year ended December 31, 2017, and for the six months ended June 30, 2018 as prepared in good faith by the management of HTS. Except as stated therein or in the notes thereto, the HTS Financial Statements: (a) present fairly the financial position of HTS as of the respective dates thereof and the results of operations and changes in financial position of HTS for the respective periods covered thereby; and (b) have been prepared in accordance HTS’ normal business practices applied on a consistent basis throughout the periods covered. HTS and the Sellers will cooperate with the Buyer to prepare the following audited financial statements, if applicable (the “HTS Audited Financial Statements”): (i) the audited statement of operations and statement of cash flows for fiscal year 2017, and (ii) unaudited financial statement for the nine months ended September 30, 2018 (the “Reviewed Financial Statements”).

3.5 Capitalization. Sellers are the sole record holder and beneficial owner of 100% of the Capital Stock of HTS, free and clear of all liens, (ii), has good and marketable title to the HTS Stock, (iii) has full right, title, power and authority to validly, sell assign, transfer and convey the HTS Stock to the Buyer, and (iv) has not entered into any agreement to sell, hypothecate or otherwise dispose of the HTS Stock to any other person or entity. There are no bonds, debentures, notes or other indebtedness of HTS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of HTS Stock may vote (“Voting Company Debt”). Except as otherwise set forth on Schedule 3.5 hereto, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, agreements, arrangements or undertakings of any kind to which HTS or the Sellers are a party or by which HTS or the Sellers are bound (i) obligating HTS or the Sellers to issue, deliver or sell, or cause to be issued, delivered or sold, additional HTS Stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any HTS Stock or other equity interest in, HTS, (ii) obligating HTS or the Sellers to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the HTS Stock. Each option to purchase shares of Common Stock of HTS shall be converted into an option to purchase an equal number of options of the Buyer. There options will have a term of five (5) years and be exercisable at the Per Share Value.

3.6 Absence of Changes. Except as otherwise set forth on Schedule 3.6 hereto or otherwise disclosed to and acknowledged by the Buyer in writing prior to the Closing, since June 30, 2018:

(a) There has not been any material adverse change in the business, condition, assets, operations or prospects of HTS or the Subsidiaries, and no event has occurred that is reasonably likely to have a material adverse effect on the business, assets, operations or prospects of HTS or the Subsidiaries.

(b) HTS has not repurchased, redeemed or otherwise reacquired any of its capital stock or other securities.

(c) HTS has not sold or otherwise issued any of its capital stock.

(d) HTS or the Subsidiaries has not amended their respective articles of organization, operating agreement or other charter or organizational documents, nor have they effected or been a party to any merger, recapitalization, reorganization or similar transaction.

(e) HTS has not formed any subsidiary or contributed any funds or other assets to any subsidiary other than the Subsidiaries.

(f) HTS has not purchased or otherwise acquired any material assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

(g) HTS has not made any capital expenditure outside the ordinary course of business or inconsistent with past practice.

(h) HTS has not sold or otherwise transferred any material assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

(i) There has not been any material loss, damage or destruction to any of the material properties or Assets of HTS (whether or not covered by insurance).

(j) HTS has not written off as uncollectible any indebtedness or accounts receivable, except for write offs that were made in the ordinary course of business consistent with past practice.

(k) HTS has not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

(l) HTS has not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice or as disclosed in schedule 3.6(l).

(m) HTS has not entered into any contract, or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six (6) months and do not contemplate payments by or to HTS which will exceed, over the term of the contract, ten thousand dollars ($10,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

(n) HTS has not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as “accounts receivables.”

(o) HTS has not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the managers, officers or employees of HTS.

(p) No contract or other instrument to which HTS is or was a party or by which HTS or any of its assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

(q) HTS has not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

(r) HTS has not changed its methods of accounting or its accounting practices in any respect.

(s) HTS has not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

(t) HTS has not agreed or committed (orally or in writing) to do any of the things described in this Section except as disclosed in each applicable schedule.

3.7 Absence of Undisclosed Liabilities. HTS has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the HTS Financial Statements as of June 30, 2018, except for obligations incurred since such date in the ordinary and usual course of business consistent with past practice.

3.8 HTS Assets.

(a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of HTS assets (the “Assets”).

(b) HTS has good and marketable title to the Assets, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, equities or claims except as disclosed in schedule 3.8.

(c) Except as reflected in the HTS Statements, the Assets are not subject to any material liability, absolute or contingent.

(d) HTS has provided to the Buyer in writing an accurate description of all of the assets of HTS or used in the business of HTS.

(e) HTS has provided to the Buyer in writing a list of all contracts, agreements, licenses, leases, arrangements, commitments and other undertakings to which HTS and the Subsidiaries, is a party or by which it or its property is bound. Except as specified by HTS to and acknowledged by the Buyer, all of such contracts, agreements, leases, licenses and commitments are valid, binding and in full force and effect. HTS has provided to the Buyer copies of all such documents for the Buyer’s review.

3.9 Compliance with Laws; Licenses and Permits. HTS is not in violation of, nor has it failed to conduct its business in material compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. HTS has delivered to the Buyer a complete and accurate list and provided the Buyer with the right to inspect true and complete copies of all of the licenses, permits, authorizations and franchises to which HTS is subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises reasonably necessary to permit HTS to conduct its business in the manner in which it is now being conducted, and HTS is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

3.10 Taxes. Except as disclosed herein or in Schedule 3.10, HTS has accurately and completely filed with the appropriate United States state, local and foreign (including but not limited to Israeli) governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payroll). (All such items are collectively referred to herein as “Taxes”). The HTS Financial Statements fully accrue or reserve all current and deferred taxes. HTS is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. HTS is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past year has not been included on any consolidated combined or unitary return with any entity other than HTS. HTS has duly withheld from each payment made to each person from whom such withholding is required by law the amount of all Taxes or other sums (including but not limited to United States federal income taxes, any applicable state or municipal income tax, disability tax, unemployment insurance contribution and Federal Insurance Contribution Act taxes) required to be withheld therefore and has paid the same to the proper tax authorities prior to the due date thereof. To the extent any Taxes withheld by HTS have not been paid as of the Closing Date because such Taxes were not yet due, such Taxes will be paid to the proper tax authorities in a timely manner. All Tax returns filed by HTS are accurate and comply with and were prepared in accordance with applicable statutes and regulations. The Sellers will cause HTS to prepare and file all Tax returns and pay all Taxes required prior to the Closing. Such Tax returns will be subject to review and approval by Buyer, which approval will not be unreasonably withheld.

3.11 Environmental Compliance Matters. HTS has at all relevant times with respect to the Business or otherwise been in material compliance with all environmental laws, and has received no potentially responsible party notices or similar notices from any governmental agencies or private parties concerning releases or threatened releases of any “hazardous substance” as that term is defined under 42 U.S.C. 960(1) (14).

3.12 Compensation. HTS has provided the Buyer with a full and complete list of all officers, directors, employees and consultants of HTS as of the date hereof, specifying their names and job designations, their respective current wages, salaries or other forms of direct compensation, and the basis of such compensation, whether fixed or commission or a combination thereof.

3.13 No Default.

(a) Each of the contracts, agreements or other instruments of HTS and each of the standard Customer Agreements or contracts of HTS is a legal, binding and enforceable obligation by or against HTS, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the knowledge of the Sellers, no party with whom HTS has an agreement or contract is in default there under or has breached any terms or provisions thereof which is material to the conduct of HTS business.

(b) HTS has performed or is now performing the obligations of, and HTS is not in material default (or would by the elapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executed contracts of HTS, nor has HTS received notice of warning of alleged nonperformance, delay in delivery or other noncompliance by HTS with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other Parties thereto.

3.14 Product Warranties. Except as otherwise disclosed to and acknowledged by the Buyer in the form of a written disclosure schedule prior to the Closing and for warranties under applicable law, (a) there are no warranties, express or implied, written or oral, with respect to the products or projects of HTS, (b) there are no pending or threatened claims with respect to any such warranty and (c) HTS has no, and after the Closing Date, will have no, liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due, other than customary returns in the ordinary course of business that are fully reserved against in the HTS Financial Statements.

3.15 Proprietary Rights.

(a) HTS has provided the Buyer in writing a complete and accurate list and provided the Buyer with the right to inspect true and complete copies of all software, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefore, owned or used by HTS or in which it has any rights or licenses, except for software used by HTS and generally available on the commercial market. HTS has provided the Buyer with a complete and accurate description of all agreements or provided to the Buyer with the right to inspect true and complete copies of all agreements of HTS with each officer, employee or consultant of HTS providing HTS with title and ownership to patents, patent applications, trade secrets and inventions developed or used by HTS in its business. All of such agreements are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

(b) HTS owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, propriety know-how or information, or other rights with respect thereto (collectively referred to as “Proprietary Rights”), used in the business of HTS, and the same are sufficient to conduct HTS business as it has been and is now being conducted.

(c) The operations of HTS do not conflict with or infringe, and no one has asserted to HTS that such operations conflict with or infringe on any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeal pending against HTS with respect to any Proprietary Rights, and none has been threatened against HTS. There are no facts or alleged fact which would reasonably serve as a basis for any claim that HTS does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of HTS as it has been and is now being conducted.

(d) To the knowledge of the Sellers, no current employee of HTS is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with HTS or any previous employer.

3.16 Insurance. HTS has provided the Buyer with complete and accurate copies of all policies of insurance and provided the Buyer with the right to inspect true and complete copies of all policies of insurance to which HTS is a party or is a beneficiary or named insured as of the Closing Date. HTS has in full force and effect, with all premiums due thereon paid the policies of insurance set forth therein. There were no claims in excess of $10,000 asserted or currently outstanding under any of the insurance policies of HTS in respect of all motor vehicle, general liability, since inception.

3.17 Labor Relations. None of the employees of HTS are represented by any union or are parties to any collective bargaining arrangement, and, to the knowledge of the Sellers, no attempts are being made to organize or unionize any of HTS’s employees. Except as disclosed in writing to the Buyer prior to the Closing, to the knowledge of the Sellers, there is not presently pending or existing, and there is not presently threatened, any material (a) strike, slowdown, picketing, work stoppage or employee grievance process, or (b) action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) against or affecting HTS relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters. HTS is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health and is not engaged in any unfair labor practices. HTS is in compliance with the Immigration Reform and Control Act of 1986. Except as disclosed in Schedule 3.17, HTS has no employment agreements.

3.18 Condition of Premises. All real property leased by HTS is in good condition and repair, ordinary wear and tear excepted.

3.19 No Distributor Agreements. Except as disclosed to and acknowledged by the Buyer in writing prior to the Closing, HTS is not a party to, nor is the property of HTS bound by, any distributors’ or manufacturer’s representative or agency agreement.

3.20 Litigation. Except as set forth in Section 3.20, there is no action, suit, proceeding, dispute, litigation, claim, complaint or, to the knowledge of the Sellers, investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or threatened against or with respect to HTS which (i) if adversely determined would have a material adverse effect on the business, condition, assets, operations or prospects of HTS, or (ii) challenges or would challenge any of the actions required to be taken by HTS under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

3.21 Non-Contravention. Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the organizational documents of HTS; (ii) contravene or result in a violation of any resolution adopted by the members or directors of HTS; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any material agreement or other instrument to which HTS is a party or by which HTS or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of HTS; (v) result in the loss of any license or other contractual right of HTS; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of HTS; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of HTS; (viii) result in the reassessment or revaluation of any property of HTS by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject HTS to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which HTS or any of its assets or any limited liability interests are subject.

3.22 Approvals. HTS has provided the Buyer with a complete and accurate list of all jurisdictions in which HTS is authorized to do business along with the documentation evidencing such authorization. No authorization, consent or approval of, or registration or filing with, any governmental authority is required to be obtained or made by HTS in connection with the execution, delivery or performance of this Agreement, including the conveyance to the Buyer of the Business.

3.23 Brokers. HTS has not agreed to pay any brokerage fees, finder’s fees or other fees or commissions with respect to the Transaction, and no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

3.24 Special Government Liabilities. HTS has no existing or pending liabilities, obligations or deferred payments due to any federal, state or local government agency or entity in connection with its business or with any program sponsored or funded in whole or in part by any federal, state or local government agency or entity, nor are the HTS or Seller aware of any threatened action or claim or any condition that could support an action or claim against HTS or the Business for any of said liabilities, obligations or deferred payments.

3.25 HTS Revenue. HTS’ revenue in the year ended December 31, 2017 was approximately $4,800,000. HTS’ revenue in the six months ended June 30, 2018 was approximately $3,700,000.

3.26 Gross Contribution. HTS shall have a Gross Contribution of $1,067,000 for the fiscal year ended December 31, 2017 and $1,700,000 for the six months ended June 30, 2018. “Gross Contribution” shall be defined as revenue minus cost of material.

3.27 Full Disclosure. Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to the Buyer by or on behalf of HTS contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

3.28 Tax Advice. HTS and the Sellers hereby represent and warrant that they have sought their own independent tax advice regarding the Transaction and neither the HTS nor the Sellers have relied on any representation or statement made by the Buyer or their representatives regarding the tax implications of such transactions.

3.29 Conduct of Business Prior to the Closing. From the date hereof until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed), HTS shall (a) conduct the Business in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. From the date hereof until the Closing, except as consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed), the Sellers shall not take any action that would cause any of the changes, events or conditions described in Section 3.6 to occur.

3.30 Access to Information. Sellers and HTS have (a) afforded the Buyer and its representatives reasonable access to and the right to inspect all of the real property, properties, assets, premises, books and records, contracts and other documents and data related to the Business; (b) furnished the Buyer and its representatives with such financial, operating and other data and information related to the Business as the Buyer or any of its representatives may reasonably requested; and (c) instructed the representatives of the Sellers to cooperate with the Buyer in its investigation of the Business.

3.31 Restricted Securities. The Seller understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Seller pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The Seller further acknowledges that if the Shares are issued to the Seller in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4. Representations and Warranties of Buyer.

Buyer represents and warrants to the Seller as follows:

4.1 Power and Authority; Binding Nature of Agreement. Buyer has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Buyer have been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of the other party hereto, this Agreement is a valid and binding obligation of the Buyer.

4.2 Approvals. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Buyer in connection with the execution, delivery or performance of this Agreement or than such filings as may be required under applicable securities laws, rules and regulations.

4.3 Good Standing. Buyer (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required, (iv) has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

4.4 Authority. The execution of this Agreement by the individual whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by the Buyer, have been duly authorized by all necessary corporate action on the part of the Buyer.

4.5 Issuance of Shares. The Shares are duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances.

4.6 Non-Contravention. The execution, delivery and performance of this Agreement by the Buyer will not violate, conflict with, require consent under or result in any breach or default under (i) any of the Buyer’s organizational documents (including its Certificate of Incorporation and By-laws), (ii) any applicable Law or (iii) with or without notice or lapse of time or both, the provisions of any material contract or agreement to which the Buyer is a party or to which any of its material assets are bound (the “Buyer Contracts”).

4.7 Material Compliance. Buyer is in material compliance with all applicable Laws and the Buyer Contracts relating to this Agreement, and the operation of its business.

4.8 Full Disclosure. Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to the Sellers by or on behalf of the Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

5. Conditions to Closing.

5.1 Conditions Precedent to Buyer’s Obligation to Close. Buyer’s obligation to close the transaction as contemplated in this Agreement is conditioned upon the occurrence or waiver by the Buyer of the following:

(a) All representations and warranties by the Sellers and or HTS made in this Agreement or in any exhibit or schedule hereto delivered by the Sellers shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date and the Buyer shall in its sole discretion be satisfied with such representations and exceptions in such representation and/or as set forth on any exhibit or schedule hereto.

(b) The Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

(c) Buyer must be satisfied in its sole and absolute discretion with its due diligence of HTS.

5.2 Conditions Precedent to the Buyer’s and Sellers’ Obligation to Close. The Sellers’ obligation to close the transaction as contemplated in this Agreement is conditioned upon the occurrence or waiver by the Seller of the following:

(a) All representations and warranties of Buyer made in this Agreement or in any exhibit hereto delivered by the Buyer shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

(b) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing Date.

6. Survival of Representations and Warranties.

All representations and warranties made by each of the Parties hereto will survive the Closing for twelve (12) months after the Closing Date, or longer if expressly and specifically provided in the Agreement. The Sellers will have joint and several liabilities under this Agreement, except where otherwise expressly and specifically provided in this Agreement.

7. Indemnification.

7.1 Indemnification by HTS and the Sellers. HTS and Sellers agree to indemnify, defend and hold harmless the Buyer and its affiliates against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorney’s fees and costs that arise within 12 months of the date of this Agreement (“Losses”), incurred by the Buyer or any of its affiliates arising, resulting from, or relating to any and all liabilities of HTS that have not been disclosed in the HTS Financial Statements, any misrepresentation of a material fact or omission to disclose a material fact made by HTS or the Sellers in this Agreement, in any exhibits or schedules to this Agreement or in any other document furnished or to be furnished by HTS or the Sellers under this Agreement, or any breach of, or failure by HTS or the Sellers to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by HTS or the Sellers under this Agreement

7.2 Procedure for Indemnification Claims.

(a) Whenever any parties become aware that a claim (an “Underlying Claim”) has arisen entitling them to seek indemnification under Section 7 of this Agreement, such parties (the “Indemnified Parties”) shall promptly send a notice (“Notice”) to the parties liable for such indemnification (the “Indemnifying Parties”) of the right to indemnification (the “Indemnity Claim”); provided, however, that the failure to so notify the Indemnifying Parties will relieve the Indemnifying Parties from liability under this Agreement with respect to such Indemnity Claim only if, and only to the extent that, such failure to notify the Indemnifying Parties results in the forfeiture by the Indemnifying Parties of rights and defenses otherwise available to the Indemnifying Parties with respect to the Underlying Claim. Any Notice pursuant to this Section 7.2(a) shall set forth in reasonable detail, to the extent then available, the basis for such Indemnity Claim and an estimate of the amount of damages arising therefore.

(b) If an Indemnity Claim does not result from or arise in connection with any Underlying Claim or legal proceedings by a third party, the Indemnifying Parties will have thirty (30) calendar days following receipt of the Notice to issue a written response to the Indemnified Parties, indicating the Indemnifying Parties’ intention to either (i) contest the Indemnity Claim or (ii) accept the Indemnity Claim as valid. The Indemnifying Parties’ failure to provide such a written response within such thirty (30) day period shall be deemed to be an acceptance of the Indemnity Claim as valid. In the event that an Indemnity Claim is accepted as valid, the Indemnifying Parties shall, within fifteen (15) business days thereafter, pay Losses incurred by the Indemnified Parties in respect of the Underlying Claim in cash by wire transfer of immediately available funds to the account or accounts specified by the Indemnified Parties. To the extent appropriate, payments for indemnifiable Losses made pursuant to this Agreement will be treated as adjustments to the Consideration.

(c) In the event an Indemnity Claim results from or arises in connection with any Underlying Claim or legal proceedings by a third party, the Indemnifying Parties shall have fifteen (15) calendar days following receipt of the Notice to send a Notice to the Indemnified Parties of their election to, at their sole cost and expense, assume the defense of any such Underlying Claim or legal proceeding; provided that such Notice of election shall contain a confirmation by the Indemnifying Parties of their obligation to hold harmless the Indemnified Parties with respect to Losses arising from such Underlying Claim. The failure by the Indemnifying Parties to elect to assume the defense of any such Underlying Claim within such fifteen (15) day period shall entitle the Indemnified Parties to undertake control of the defense of the Underlying Claim on behalf of and for the account and risk of the Indemnifying Parties in such manner as the Indemnified Parties may deem appropriate, including, but not limited to, settling the Underlying Claim. The parties controlling the defense of the Underlying Claim shall not, however, settle or compromise such Underlying Claim without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The non-controlling parties shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense.

(d) The Indemnifying Parties and the Indemnified Parties will cooperate reasonably, fully and in good faith with each other, at the sole expense of the Indemnifying Parties subject to the last sentence of Section 7.2(c) of this Agreement, in connection with the defense, compromise or settlement of any Underlying Claim including, without limitation, by making available to the other parties all pertinent information and witnesses within their reasonable control.

(e) Basket; Limitations on Indemnification; Calculation of Losses.

(i)	Basket. A Buyer Indemnified Party shall not be entitled to make a claim for indemnification for any Losses arising out of Section 7.1 until the aggregate amount of all claims for Losses which arise out of Section 7.1 exceeds two hundred thousand dollars ($200,000) (the “Basket”). In the event the aggregate amount of such Losses exceeds the Basket, then the Sellers shall indemnify such Buyer Indemnified Party with respect to the amount of all Losses exceeding the amount of the Basket.

(ii)	Exclusions from the Basket and the Sellers’ Cap. Notwithstanding the foregoing, the following Losses shall not be subject to the provisions of the Basket and a Buyer Indemnified Party shall be entitled to indemnification with respect to such Losses in accordance with this Article as though the Basket were not a part of this Agreement:

(1) Losses relating to, caused by or resulting from the breach of any of the Sellers’ and/or HTS’ representations and warranties as a result of fraud or intentional misrepresentation; and

(2) Losses relating to, caused by or resulting from the breach of any ongoing covenant of the Sellers or HTS.

7.3 Gross Contribution Adjustment. In the event that HTS’ Gross Contribution is less than 85% of the figure set out in Section 3.26, any deficiency in excess of 15% (the “Net Deficiency”) shall result in the forfeiture of a portion of the Share Consideration, with a value equal to the Net Deficiency, as set forth in Section 7.4

7.4 Indemnification Reimbursement. The Sellers shall deposit 20% of the Share Consideration in escrow with the Buyer’s counsel (the “Escrowed Shares”) for the purposes of covering Losses, as defined in Section 7.1 or the Net Deficiency as set forth in Section 7.3. In the event that the Buyer makes a valid claim pursuant to Sections 7.1 or 7.3, the dollar value of such claim shall be satisfied by cancelation of an amount of the Escrowed Shares with an equal value to the Losses or Net Deficiency. For purposes of any adjustment, the Shares shall be valued at the Per Share Value. The Escrowed Shares shall be the maximum indemnification reimbursement. In addition, the Buyers shall deposit an additional 20% of the Share Consideration, which shall not be released until the HTS Audited Financial Statements and the Reviewed Financial Statements are delivered to the Company.

8. Injunctive Relief.

8.1 Damages Inadequate. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

8.2 Injunctive Relief. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, will be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

9. Further Assurances.

Following the Closing, HTS and Sellers shall furnish to the Buyer such instruments and other documents as the Buyer may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

10. Fees and Expenses.

Each party hereto shall pay all fees, costs and expenses that it incurs in connection with the negotiation and preparation of this Agreement and in carrying out the transactions contemplated hereby (including, without limitation, all fees and expenses of its counsel and accountant).

11. Waivers.

If any party at any time waives any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

12. Successors and Assigns.

Each covenant and representation of this Agreement will inure to the benefit of and be binding upon each of the Parties, their personal representatives, assigns and other successors in interest.

13. Entire and Sole Agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by all Parties to this Agreement. The Parties acknowledge that as of the date of the execution of this Agreement, any and all other agreements, either written or verbal, regarding the substance of this Agreement will be terminated and be of no further force or effect.

14. Governing Law

This Agreement will be governed by the laws of Delaware without giving effect to applicable conflict of law provisions. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Dover County, Delaware.

15. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

16. Assignment.

Except in the case of an affiliate of the Buyer or the Sellers, this Agreement may not be assignable by any party without prior written consent of the other Parties.

17. Remedies.

Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party will have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

18. Section Headings.

The section headings in this Agreement are included for convenience only, are not a part of this Agreement and will not be used in construing it.

19. Severability.

In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the validity or enforceability of any other provision or part of this Agreement.

20. Notices.

Each notice or other communication hereunder must be in writing and will be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient will have specified in a written notice given to the other Parties hereto):

If to Sellers:

Shai Lustgarten

Shailust@gmail.com

Carlos Jaime Nissensohn

Haimnissenson@gmail.com

If to Buyer:

Quest Solution, Inc.

860 Conger Street,

Eugene, Oregon 97402

Att: Ben Kemper

With a copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th floor,

New York, NY 10006

Attention: Arthur Marcus

Telephone: 212-930-9700

Facsimile: 212-930-9725

amarcus@srflawgroup.com

[Signatures on following page.]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

Sellers:	Walefar Investments, Ltd.

	By:	/s/ Shai Lustgarten
Shai Lustgarten

Campbeltown Consulting, Ltd.

	By:	/s/ Shai Lustgarten
Carlos Jaime Nissensohn

Buyer (“Company”):	Quest Solution, Inc.

	By:	/s/ Andrew MacMillan
Andrew MacMillan
Independent Director/Special Committee

HTS Image Processing, Inc.

	By:	/s/ Carlos Jaime Nissensohn
Carlos Jaime Nissensohn, Director